UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  June 11, 2013

QAD Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22823	77-0105228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Innovation Place, Santa Barbara, California	93108
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (805) 566-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The voting results for the matters submitted to a vote of our stockholders at our Annual Meeting of Stockholders held on June 11, 2013, which are described in detail in our proxy statement filed with the Securities and Exchange Commission on May 7, 2013, are as follows:

1.	Election of six directors to hold office until our 2014 annual meeting of stockholders:

CLASS A COMMON STOCK

	NUMBER OF SHARES FOR	% OF SHARES VOTED	NUMBER OF SHARES WITHHELD	% OF SHARES VOTED

Karl F. Lopker	443,947	88.91%	55,371	11.09%

Pamela M. Lopker	439,848	88.09%	59,470	11.91%

Scott J. Adelson	494,080	98.95%	5,238	1.05%

Thomas J. O’Malia	490,369	98.21%	8,949	1.79%

Lee D. Roberts	490,369	98.21%	8,949	1.79%

Peter R. van Cuylenburg	489,702	98.07%	9,616	1.93%

CLASS B COMMON STOCK

	NUMBER OF SHARES FOR	% OF SHARES VOTED	NUMBER OF SHARES WITHHELD	% OF SHARES VOTED

Karl F. Lopker	2,329,824	91.50%	216,365	8.50%

Pamela M. Lopker	2,330,304	91.52%	215,885	8.48%

Scott J. Adelson	2,527,277	99.26%	18,912	0.74%

Thomas J. O’Malia	2,525,352	99.18%	20,837	0.82%

Lee D. Roberts	2,525,452	99.19%	20,737	0.81%

Peter R. van Cuylenburg	2,525,112	99.17%	21,077	0.83%

2.	Advisory vote to approve the compensation paid to our Named Executives:

CLASS A COMMON STOCK

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

Total Voted	494,927	3,779	612	--
% of Voted	99.12%	0.75%	0.12%

CLASS B COMMON STOCK

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

Total Voted	2,532,357	10,712	3,120	--
% of Voted	99.45%	0.42%	0.12%

3.	Advisory vote to approve the frequency of holding an advisory stockholder vote on the compensation paid to our Named Executives:

CLASS A COMMON STOCK

	EVERY ONE YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN	BROKER NON-VOTES

Total Voted	468,028	13,492	16,963	835	--
% of Voted	93.73%	2.70%	3.39%	0.16%

CLASS B COMMON STOCK

	EVERY ONE YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN	BROKER NON-VOTES

Total Voted	2,507,319	4,006	28,948	5,916	--
% of Voted	98.47%	0.15%	1.13%	0.23%

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QAD Inc.
(Registrant)

Date: June 14, 2013	By:	/s/ Daniel Lender
Daniel Lender
Chief Financial Officer
(on behalf of the Registrant and as Principal Financial Officer)